Exhibit 23.2







                INDEPENDENT AUDITORS' CONSENT



We   consent  to  the  incorporation  by  reference  in  the
Registration Statements of Surge Components, Inc. and subsidiaries (the "Company") on Form S-8 (No. 333-60787) and Form S-3 (No. 333-63371) of our report, dated January 30, 2003 (except with respect to Note I to which the date is March 6, 2003), on our audit of the financial statements of the Company for the year ended November 2002 which report is included in this Annual Report on Form 10-KSB for the year ended November 30, 2002.




/s/Seligson & Giannattasio, LLP
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Seligson & Giannattasio, LLP
N. White Plains, NY
March 14, 2003